UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 23, 2019

CURO GROUP HOLDINGS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38315	90-0934597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3527 North Ridge Road, Wichita, Kansas		67205
(Address of Principal Executive Offices)		(Zip Code)

(316) 772-3801

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	CURO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2of the Securities Exchange Act of 1934(§240.12b-2of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 24, 2019, CURO Group Holdings Corp. (the “Company”) and its subsidiary CURO Management LLC (“CURO Management”) entered into a new Employment and Non-Competition Agreement with each of Donald F. Gayhardt, Jr., President and Chief Executive Officer; Roger Dean, Executive Vice President and Chief Financial Officer; William Baker, Executive Vice President and Chief Operating Officer; Terry Pitman, Executive Vice President and Chief Information Officer; and Vin Thomas, Chief Legal Officer and Corporate Secretary. The employment agreement of Mr. Gayhardt was approved by the Company’s Board of Directors (the “Board”) and the employment agreements of the Company’s other executives were approved by the Company’s Compensation Committee.

Employment and Non-Competition Agreement - Donald F. Gayhardt, Jr., Chief Executive Officer and President

Mr. Gayhardt’s Employment and Non-Competition Agreement supersedes in its entirety the Employment and Non-Competition Agreement, dated as of January 1, 2017, and later amended November 8, 2017, between Mr. Gayhardt and CURO Financial Technologies Corp., a subsidiary of the Company. Under the terms of his new agreement, Mr. Gayhardt is entitled to: (1) receive an annual base salary of $782,800, (2) participate in the Company’s annual short-term incentive program (“STIP”) with a target annual STIP award as determined annually by the full Board, (3) participate in the Company’s long-term incentive compensation program, with the amount, form and vesting terms as determined annually by the Board, (4) receive reimbursement for up to $25,000 annually of documented personal life insurance premiums paid by him, (5) participate in the Company’s Non-Qualified Deferred Compensation Plan on terms consistent with other senior executives, (6) receive reimbursement for one-half of the cost of his documented expenditures for private aircraft charters for flights taken for legitimate business purposes, up to a maximum reimbursement of $125,000 per calendar year, (7) receive health, accident, disability, life insurance and other fringe benefits on terms consistent with those available to other full-time, salaried executive employees of the Company, (8) other customary benefits, including paid time off, and (9) reimbursement for documented reasonable business expenses in accordance with Company policies.

Mr. Gayhardt’s employment will continue until terminated in accordance with its terms. Mr. Gayhardt is entitled to certain benefits in the event that his employment is terminated under specified circumstances. If Mr. Gayhardt’s employment is terminated by the Company without cause, or if Mr. Gayhardt terminates his employment for “good reason” (as defined in the employment agreement), Mr. Gayhardt will be entitled to receive (1) payment of his base salary, as in effect on the termination date, for a 24-month period following termination, (2) any STIP award earned for a completed calendar year but not yet paid as of the termination date, (3) to the extent that the Board determines that the Company was on track to meet the current calendar-year STIP targets as of the termination date and those targets are actually met for such calendar year, a prorated portion of the STIP award for such year corresponding to the portion of such year that elapsed prior to the termination date, and (4) to the extent permitted by applicable law without any penalty to Mr. Gayhardt or the Company and subject to Mr. Gayhardt’s election of COBRA continuation coverage under the Company’s group health plan, reimbursement of a percentage of Mr. Gayhardt’s monthly COBRA premium costs equal to the percentage of Mr. Gayhardt’s health care premium costs covered by the Company as of the date of termination (provided that such reimbursement payments will cease if Mr. Gayhardt becomes eligible to receive any other health benefits during the applicable COBRA continuation period or ceases receiving COBRA continuation coverage).

Mr. Gayhardt’s employment agreement contains customary confidentiality and assignment of invention provisions, as well as a customary non-competition and non-solicitation covenant that applies for the duration of Mr. Gayhardt’s employment and for a period of 24 months after termination of employment.

Employment and Non-Competition Agreements of Other Named Executive Officers

The new employment agreements for the Company’s other named executive officers are substantially similar to those described for Mr. Gayhardt above except that (1) each named executive officer’s salary and benefits upon termination of employment are specific to such named executive officer and (2) other than Mr. Gayhardt, no other named executive officer is entitled to be reimbursed for personal life insurance premiums or for the cost of private aircraft charters for business purposes. The salaries and benefits upon termination of employment for the named executive officers other than Mr. Gayhardt are as follows:

Roger Dean, Executive Vice President and Chief Financial Officer

Mr. Dean’s Employment and Non-Competition Agreement supersedes in its entirety the Employment and Non-Competition Agreement, dated as of April 28, 2016, between Mr. Dean and the Company. Under the terms of his new agreement:

•	Mr. Dean is entitled to receive an annual base salary equal to $471,328;
•	In the event Mr. Dean’s employment is terminated by the Company without cause, or if Mr. Dean terminates his employment for “good reason,” then Mr. Dean will be entitled to receive payment of his base salary, as in effect on the termination date, for a 12-month period following termination.

William Baker, Executive Vice President and Chief Operating Officer

Mr. Baker’s Employment and Non-Competition Agreement supersedes in its entirety the Employment and Non-Competition Agreement, dated as of March 5, 2016, between Mr. Baker and the Company. Under the terms of his new agreement:

•	Mr. Baker is entitled to receive an annual base salary equal to $566,500; and
•	In the event Mr. Baker’s employment is terminated by the Company without cause, or if Mr. Baker terminates his employment for “good reason,” then Mr. Baker will be entitled to receive payment of his base salary, as in effect on the termination date, for a 24-month period following termination.

Terry Pittman, Executive Vice President and Chief Information Officer

Mr. Pittman’s Employment and Non-Competition Agreement supersedes in its entirety the Employment and Non-Competition Agreement, dated as of April 10, 2017, between Mr. Pittman and the Company. Under the terms of his new agreement:

•	Mr. Pittman is entitled to receive an annual base salary equal to $434,969; and
•	In the event Mr. Pittman’s employment is terminated by the Company without cause, or if Mr. Pittman terminates his employment for “good reason,” then Mr. Pittman will be entitled to receive payment of his base salary, as in effect on the termination date, for a 12-month period following termination.

Vin Thomas, Chief Legal Officer and Corporate Secretary

Mr. Thomas’s Employment and Non-Competition Agreement supersedes in its entirety the Employment and Non-Competition Agreement, dated as of March 15, 2017, between Mr. Thomas and the Company. Under the terms of his new agreement:

•	Mr. Thomas is entitled to receive an annual base salary equal to $374,850; and
•	In the event Mr. Thomas’ employment is terminated by the Company without cause, or if Mr. Thomas terminates his employment for “good reason,” then Mr. Thomas will be entitled to receive payment of his base salary, as in effect on the termination date, for a 12-month period following termination.

The foregoing descriptions of the Employment and Non-Competition Agreements among the Company, CURO Management, and each named executive officer do not purport to be complete and are qualified in their entirety by reference to the Employment and Non-Competition Agreements with each named executive officer, which shall be attached as Exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2019.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 29th day of October, 2019.

CURO Group Holdings Corp.

By:	/s/ Roger Dean
Roger Dean
Executive Vice President and Chief Financial Officer